UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2008
THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	000-49798	94-2340464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6035 Stoneridge Drive
Pleasanton, California 94588

(Address of principal executive offices including zip code)
(925) 847-8600

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
     On May 20, 2008, the shareholders of Thoratec Corporation (the “Company”) voted to approve an amendment and restatement of the Thoratec Corporation 2006 Incentive Stock Plan (the “Plan”), increasing the number of shares of common stock reserved for issuance thereunder by 3,200,000 and providing that (i) each share issued as restricted stock bonuses, restricted stock units, phantom stock units, performance share bonuses, or performance share units counts against the number of shares available under the Plan as one and seventy-four hundredths (1.74) shares; and (ii) each share issued as stock options, restricted stock purchase rights or stock appreciation rights counts against the shares available under the Plan on a share-for-share basis. A description of the Plan as amended and restated is included on pages 14 through 19 of the Company’s Proxy Statement for 2008 Annual Meeting of Shareholders, dated April 16, 2008, and filed with the Securities and Exchange Commission on April 16, 2008, and is incorporated herein by reference.
     On May 20, 2008, after adjournment of the 2008 Annual Meeting of Shareholders, the Board of Directors of the Company (the “Board”) approved an amendment of the Plan. Article VII of the Plan was amended to specify that discretionary stock awards under the Plan to non-employee directors may only be granted by a committee of the Board comprised solely of non-employee directors. The amended and restated Plan, as additionally amended by the Board, is attached hereto as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Thoratec Corporation 2006 Incentive Stock Plan.

2.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated as of May 22, 2008

THORATEC CORPORATION
By:	/s/ Gerhard F. Burbach
Gerhard F. Burbach
President and Chief Executive Officer

3.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Thoratec Corporation 2006 Incentive Stock Plan.

4.